EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-1006, 333-27995, 333-55999, 333-70485, 333-39172, 333-39218, 333-63198 and
333-90398 on Forms S-8, and Registration Statement No. 333-57382 on Form S-3 of Denbury Resources Inc. of our report dated March 3, 2003, appearing in this Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Dallas, Texas
March 21, 2003
































                                    EX 23 - 1